UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 16, 2009

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 8.01  OTHER EVENTS.

Effective December 16, 2009 (the "Effective Date"), Elm Road Services, LLC ("ERS"), the project manager of the Oak Creek expansion and a subsidiary of Wisconsin Energy Corporation, and Bechtel Power Corporation ("Bechtel") entered into a Settlement Agreement and Release (the "Agreement") that settles all claims between them regarding the two new coal-fired units being constructed as part of the Oak Creek expansion ("Unit 1" and "Unit 2" respectively).

On December 22, 2008, Bechtel submitted claims for schedule and cost relief related to the delay of the in-service dates for Unit 1 and Unit 2. Through an amended claim filed on October 30, 2009, Bechtel was seeking compensation of $517.5 million and seven months of relief from liquidated damages for Unit 1 and four months of relief for Unit 2. These claims, as well as claims submitted by ERS, had been submitted to binding arbitration.

Pursuant to the terms of the December 16, 2009 Agreement, ERS will pay to Bechtel $72 million to settle these claims, with $10 million payable in 2009 and the remaining $62 million to be paid in six additional installments in 2010 upon the achievement of specific project milestones. In addition, Bechtel will receive 120 days of schedule relief for Unit 1 and 60 days for Unit 2. Therefore, the guaranteed contract date of September 29, 2009 for Unit 1 will be extended to January 27, 2010, and the guaranteed contract date of September 29, 2010 for Unit 2 will be extended to November 28, 2010.

We are responsible for approximately 85% of amounts paid under the Agreement, consistent with our ownership share of the Oak Creek expansion. The other joint owners are responsible for the remainder.

Bechtel is currently targeting turnover of Unit 1 by mid-January 2010 and Unit 2 at the end of August 2010.

The Agreement also provides for Bechtel's release of ERS from all matters related to Bechtel's claims, among other things, and for ERS' release of Bechtel from all matters related to ERS' claims currently subject to arbitration, among other things.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding the timing of the turnover of the Units. Factors that could cause actual results to differ materially from those contemplated in these forward-looking statements include, but are not limited to, (i) construction delays caused by, among other things, shortages of or the inability to obtain labor or materials, the inability of contractors to perform under their contracts, strikes or adverse weather conditions, (ii) legal challenges, (iii) changes in applicable laws or regulations and (iv) adverse interpretation or enforcement of permit conditions, laws and regulations by permitting agencies, as well as other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in our Form 10-K for the year ended December 31, 2008 and other factors described in our subsequent reports filed with the Securities and Exchange Commission. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "targets" or similar terms or variations of these terms. We expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 21, 2009	Stephen P. Dickson -- Vice President and Controller